EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Form S-8 pertaining to the ATS Medical, Inc. 1987 Stock Option and Stock Award Plan of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of ATS Medical, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP



Minneapolis, Minnesota
April 9, 1998